                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         AMERICAN PACIFIC CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         AMERICAN PACIFIC CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held March 13, 2001


     Notice is hereby given that the Annual Meeting of the Stockholders of American Pacific Corporation (the "Company") will be held at the Las Vegas Country Club, Banquet Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada, on March 13, 2001, at 10:30 a.m. local time, for the following purposes:

     1. To elect three Class C Directors to hold office until the 2003 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified; and

     2. To elect three Class A Directors to hold office until the 2004 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified; and

     3.   To approve the adoption of the Company's 2001 Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

     Reference is made to the accompanying Proxy Statement for more complete information concerning the foregoing matters. The Board of Directors has fixed the close of business on Friday, February 2, 2001, as the date as of which the stockholders who are entitled to notice of, and to vote at, said meeting and any adjournment(s) or postponement(s) thereof, are to be identified. Only persons who were stockholders of record as of the close of business on February 2, 2001 are entitled to notice of and to vote at the meeting and any adjournment(s) or postponement(s) thereof.

     All stockholders of the Company are cordially invited to attend the meeting in person. However, to assure that each stockholder's vote is counted at the meeting, stockholders are requested to mark, sign, date and return the enclosed proxy as promptly as possible in the envelope provided. Stockholders who attend the Annual Meeting may vote in person at the Annual Meeting even if they have previously returned a proxy. If you receive more than one proxy because your shares are registered in different names or at different addresses, please sign and return each such proxy so that all of your shares may be represented at the Annual Meeting.

                      By Order of the Board of Directors



                      David N. Keys, Secretary

February 5, 2001

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                      of
                         AMERICAN PACIFIC CORPORATION
                     3770 Howard Hughes Parkway, Suite 300
                            Las Vegas, Nevada 89109
                                (702) 735-2200


     The enclosed proxy is solicited on behalf of the Board of Directors of American Pacific Corporation, a Delaware Corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, March 13, 2001, at 10:30 a.m., local time, or at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at the Las Vegas Country Club, Banquet Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada. This Proxy Statement was first mailed to Stockholders of the Company on or about February 5, 2001, accompanied by the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2000.

     At the Annual Meeting, the following matters will be considered and voted on:

     1. Election of three Class C Directors to hold office until the 2003 Annual Meeting of Stockholders and thereafter until their successors shall have been duly elected and qualified; and

     2. Election of three Class A Directors to hold office until the 2004 Annual Meeting of Stockholders and thereafter until their successors shall have been duly elected and qualified; and

     3. Approval of the adoption of the Company's 2001 Stock Option Plan (the "2001 Plan"); and

     4. Such other business as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends that stockholders vote FOR election of the directors proposed in Items No. 1 and 2 below and FOR approval of the adoption of the 2001 Plan proposed in Item No. 3 below. Officers and Directors of the Company, collectively owning, directly or indirectly, 830,304 shares, or approximately 11.7 percent, of the Company's $.10 par value common stock (the "Common Stock") as of February 2, 2001 (the "Record Date"), have indicated that they intend to vote in favor of election of the directors proposed in Items No. 1 and 2 below and for approval of the adoption of the 2001 Plan proposed in Item No. 3 below. The Company's principal executive offices are located at 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109, and its telephone number at that address is (702) 735-2200.

QUORUM AND VOTING RIGHTS

     Stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On February 2, 2001, 7,080,955 shares of Common Stock were issued and outstanding. The holder of each share is entitled to cast one vote on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

SOLICITATION OF PROXIES

     The solicitation of Proxies pursuant to this Proxy Statement will be made primarily by mail. In addition, officers, employees and other representatives of the Company and its subsidiary corporations, without compensation, may solicit proxies by telephone, telegraph, facsimile transmission, mail or personal interview. Arrangements will also be made with banks, brokerage firms and others to forward solicitation materials to the beneficial owners of shares held of record by them. The total cost of the solicitation process, including the reimbursement of the expenses of brokers and nominees, will be borne by the Company.

VOTING AND REVOCATION OF PROXIES; ADJOURNMENT

     Shares represented by valid proxies received by the Company will be voted in accordance with the specifications made therein by the stockholder. Any valid proxy that does not specify otherwise will (unless the proxy is validly revoked) be voted "for" election of the directors proposed in Items No. 1 and 2, "for" approval of the adoption of the 2001 Plan proposed in Item No. 3 and, in the discretion of the proxy holders, on such other matters as may properly come before the Annual Meeting. The election of directors requires the affirmative vote of 80% of the shares of Common Stock present and voting at the Annual Meeting. According to the Certificate of Incorporation and Bylaws of the Company, in the event that nominees of a Class (or Classes) of Directors standing for election do not receive the affirmative vote of 80% of such shares present and voting, the incumbent Directors will remain in office until the next annual meeting, at which time such Class (or Classes) and the next Class (i.e., Class B in 2002) will stand for election. In accordance with the Certificate of Incorporation and Bylaws, the Class C Directors are standing for election at this time because they received more than 74% but less than 80% of the votes cast in last year's election. The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting will be required to approve the adoption of the 2001 Plan and to take any other action presented to the meeting. The Bylaws of the Company require that a quorum consisting of a majority of the outstanding shares be present at the meeting, either in person or by proxy, to conduct business.

     The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the Proposals for election of Class C Directors and Class A Directors and for approval of the adoption of the 2001 Plan described herein. A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Secretary of the Company at the Company's principal executive offices identified above prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date than that of the previous proxy. The mere presence of a stockholder at the Annual Meeting will not revoke a proxy previously given.

     In the event that sufficient votes in favor of election of the directors proposed in Items No. 1 and 2 and for approval of the adoption of the 2001 Plan proposed in Item No. 3 are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournments will require the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting, whether or not a quorum is present. The persons named as proxies will vote in favor of any such proposed adjournments.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that "withhold authority to vote" as shares that are present and entitled to vote for purposes of determining the presence of a quorum and the election of directors. Pursuant to Delaware law, shares voted by brokers as to discretionary matters only and shares abstaining will be counted as present for the purpose of determining whether there is a quorum. With respect to the proposal to approve the adoption of the 2001 Plan, abstentions and shares with respect to which a registered holder has physically indicated on the proxy that the registered holder does not have discretionary authority to vote on the matter ("broker non-votes") will be treated as not present and voting with respect to that matter and, accordingly, will have no effect on the result. However, according to New York Stock Exchange rules, brokers will have discretionary authority to vote

"for" approval of the adoption of the 2001 Plan in the event voting instructions are not received from their beneficial holders.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information as of the most recent practicable date as to those persons known to the Company to own beneficially five percent or more of the outstanding Common Stock of the Company.

---------------------------------------------------------------------------------------------------------------
                               Name and Address                           Amount and Nature       % of Class
   Title of Class            of Beneficial Owner                    of Beneficial Ownership/(1)/    Outstanding
---------------------------------------------------------------------------------------------------------------
Common Stock           Public School Employees' Retirement                   1,875,000/(2)/                20.9%
                       System of the Commonwealth of Pennsylvania
                       Five North 5th Street
                       Harrisburg, PA 17101

Common Stock           Artisan Partners Limited Partnership                  1,235,000/(3)/                17.4%
                       1000 North Water Street, #1770
                       Milwaukee, WI 53202

Common Stock           State Street Research & Management Co.                  748,990/(4)/                10.6%
                       One Financial Center
                       Boston, MA 00211-2690

Common Stock           Franklin Advisory Services, Inc.                        657,000/(5)/                 9.3%
                       One Parker Plaza, 16/th/ Floor
                       Fort Lee, NJ 07024

Common Stock           Wachovia Bank, N.A.                                     542,500/(6)/                 7.7%
                       100 N. Main Street, MC-37121
                       Winston Salem, NC 27150

Common Stock           Dimensional Fund Advisors, Inc.                         537,500/(7)/                 7.6%
                       1099 Ocean Avenue
                       11th Floor
                       Santa Monica, CA 90401

Common Stock           Fred D. Gibson, Jr.                                     439,012/(8)/                6.1%
---------------------------------------------------------------------------------------------------------------

(1) Except as otherwise indicated, each stockholder in the table exercises sole voting and investment power with respect to the Company's Common Stock indicated as beneficially owned by such stockholder.

(2) This figure represents the number of shares that can be acquired upon the exercise of a warrant that was issued to the Public School Employees' Retirement System of the Commonwealth of Pennsylvania on February 21, 1992. The exercise price of the warrant is $14.00 per share.

(3) Information with respect to this stockholder was obtained from a Form 13F-HR filed with the Securities and Exchange Commission on November 13, 2000.

(4) Information with respect to this stockholder was obtained from a Form 13F-HR filed with the Securities and Exchange Commission on November 13, 2000.

(5) Information with respect to this stockholder was obtained from a Form 13F-HR filed with the Securities and Exchange Commission on November 13, 2000.

(6) Information with respect to this stockholder was obtained from a Form 13F-HR filed with the Securities and Exchange Commission on November 8, 2000.

(7) The following information was obtained directly from the stockholder on January 11, 2001. Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 537,500 shares of American Pacific Corporation Common Stock as of December 31, 2000. The Portfolios own all such securities, and Dimensional disclaims beneficial ownership of such securities.

(8) Includes 64,500 shares of Common Stock subject to options granted to Mr. Gibson pursuant to the Company's employee stock option plans, which options are exercisable within 60 days after February 2, 2001.

ITEM NO. 1 - ELECTION OF CLASS C DIRECTORS

     On November 7, 2000, the Board of Directors nominated the following persons, all of whom are presently Directors, for re-election to serve in the class and for the term indicated below, and until their respective successors have been elected and qualify:

                                                           To Serve Until
          Name                 Class of Director          Annual Meeting in
          ----                 -----------------          ------------------
       Berlyn D. Miller               C                         2003
       Victor M. Rosenzweig           C                         2003
       Fred D. Gibson, Jr.            C                         2003

ITEM NO. 2 - ELECTION OF CLASS A DIRECTORS

     On November 7, 2000, the Board of Directors nominated the following persons, all of whom are presently Directors, for re-election to serve in the class and for the term indicated below, and until their respective successors have been elected and qualify:

                                                           To Serve Until
          Name                 Class of Director          Annual Meeting in
          ----                 -----------------          ------------------
       Dean M. Willard                 A                         2004
       John R. Gibson                  A                         2004
       David N. Keys                   A                         2004

     The Company's Certificate of Incorporation provides that the Company's Board of Directors shall be comprised of not less than three nor more than twelve Directors and shall be divided into three classes. Such classes are to be as nearly equal in number as possible and the number of Directors comprising the whole

Board and comprising each class is to be determined by the Board of Directors. Pursuant to the Company's mandatory retirement policy for Directors, two of the Company's incumbent Class A Directors will retire from the Board and not stand for re-election at the expiration of their terms in March 2001. On November 7, 2000, the Board of Directors determined that, effective upon such retirement, the number of Directors comprising the whole Board shall be reduced to ten Directors and that the Board shall consist of three Class A Directors, four Class B Directors, and three Class C Directors.

     The Board of Directors recommends that the stockholders vote "for" each and all of the above-named nominees. It is intended that the persons named in the accompanying proxy will vote for the election of those persons, unless the stockholder giving the proxy withholds authority to vote for one or more of them. The Board of Directors believes that each of the nominees will be available and able to serve as a Director, but if for any reason any of them is not, the persons named as proxy may exercise discretionary authority to vote for a substitute nominee (or substitute nominees) proposed by the Board of Directors. However, the Board of Directors does not intend to make any such substitution. Proxies cannot be voted for a number of persons greater than the number of Class C and Class A nominees named herein.

     Information concerning the Directors of the Company, including the nominees, is set forth below. The table below indicates the number of shares of Common Stock beneficially owned by each Director, or that such Director has the right to vote or the right to acquire within 60 days after February 2, 2001, and by all of the Directors and executive officers of the Company as a group, as of February 2, 2001.

------------------------------------------------------------------------------------------------------------------------
                                                                                  Stock Ownership
                                            Director                            Amount and Nature of        Percent
           Name                   Age         Since      Title of Class       Beneficial Ownership /(1)/    of Class
----------------------------------------------------------------------------------------------------------------------
NOMINEES FOR ELECTION
----------------------------------------------------------------------------------------------------------------------
Class C Directors (term of office expired in 2000)
Berlyn D. Miller                  62          1993        Common Stock               18,155/(2)/             /(8)/
Victor M. Rosenzweig              62          1988        Common Stock               15,400/(2)/             /(8)/
Fred D. Gibson, Jr.               73          1982        Common Stock              439,012/(3)/              6.1%

Class A Directors (term of office expires in 2001)
Dean M. Willard                   53          1997        Common Stock              354,000/(4)(5)/           4.9%
John R. Gibson                    63          1988        Common Stock              221,473/(6)/              3.0%
David N. Keys                     44          1997        Common Stock              180,166/(7)/              2.5%
----------------------------------------------------------------------------------------------------------------------
CONTINUING MEMBERS OF THE BOARD
----------------------------------------------------------------------------------------------------------------------
Class B Directors (term of office expires in 2002)
Jan H. Loeb                       42          1997        Common Stock               19,000/(4)/             /(8)/
Norval F. Pohl                    57          1986        Common Stock               16,500/(2)/             /(8)/
C. Keith Rooker                   63          1988        Common Stock               29,011/(2)/             /(8)/
Jane L. Williams                  62          1993        Common Stock               14,000/(2)/             /(8)/
----------------------------------------------------------------------------------------------------------------------
RETIRING MEMBERS OF THE BOARD
----------------------------------------------------------------------------------------------------------------------
Eugene A. Cafiero                 74          1997        Common Stock               19,000/(4)/             /(8)/
Thomas A. Turner                  75          1986        Common Stock               39,133/(2)/             /(8)/
----------------------------------------------------------------------------------------------------------------------
All Directors and executive officers
as a group (15 persons)                                   Common Stock            1,494,304/(9)/             19.3%
----------------------------------------------------------------------------------------------------------------------

(1) Each Director and executive officer exercises sole voting and investment power with respect to the Common Stock indicated as beneficially owned by him.

(2) Includes, with respect to each such Director, 14,000 shares of Common Stock subject to options, which options are exercisable within 60 days after February 2, 2001.

(3) Includes, with respect to Mr. Fred D. Gibson, Jr., 64,500 shares of Common Stock subject to options, which options are exercisable within 60 days after February 2, 2001.

(4) Includes, with respect to each such Director, 19,000 shares of Common Stock subject to options, which options are exercisable within 60 days after February 2, 2001.

(5) Mr. Willard disclaims beneficial ownership of 4,000 shares of Common Stock which he holds for the benefit of family members except to the extent of his pecuniary interest therein.

(6) Includes, with respect to Mr. John R. Gibson, 185,000 shares subject to options, which options are exercisable within 60 days after February 2, 2001.

(7) Includes, with respect to Mr. Keys, 154,000 shares of Common Stock subject to options, which options are exercisable within 60 days after February 2, 2001.

(8)  Less than 1%.

(9) Includes, with respect to all Directors and executive officers as a group, an aggregate of 664,000 shares of Common Stock subject to options, which options are exercisable by such persons within 60 days after February 2, 2001.

THE DIRECTORS

     Eugene A. Cafiero was elected a Director of the Company in January 1997. Mr. Cafiero will be retiring from the Board in March 2001 upon the expiration of his current term. Mr. Cafiero is currently a principal of Steep Rock Associates LLP, a management consulting firm. From October 1986 until December 1993, Mr. Cafiero was Chairman, Chief Executive Officer and President of KD Holdings, Inc., a diversified manufacturing company specializing in electronics. Mr. Cafiero was previously Chief Executive Officer of Ariadne Australia, Ltd., a holding company with a diversified investment portfolio; President and Chief Executive Officer of Mid-American Communications, a long distance telephone company; and President and Chief Operating Officer, and Vice Chairman of Chrysler Corporation. Mr. Cafiero also served as a member of the National Highway Traffic Safety Board during the Nixon Administration.

     Fred D. Gibson, Jr. has been a Director of the Company since 1982. Mr. Gibson served as Chief Executive Officer, Chairman of the Board and President of the Company and Chairman and Chief Executive Officer of each of the Company's subsidiaries, from 1985 to July 1997, and Chairman of the Board until March 1998. Mr. Gibson has been a Director of Nevada Power Company (now Sierra Pacific Resources) and Cashman Equipment Company for more than five years. Mr. Gibson currently is a private consultant and serves as a consultant to the Company on an "as requested" basis. Mr. Gibson is the brother of John R. Gibson.

     John R. Gibson has been a Director of the Company since 1988, became Chief Executive Officer and President of the Company in July 1997 and was appointed Chairman of the Board in March 1998. Mr. Gibson has also served as the Chief Executive Officer and President of each of the Company's subsidiary corporations since July 1997. Mr. Gibson was the Company's Vice President-Engineering & Operations from March 1992 to July 1997 and has been the President of American Azide Corporation, a wholly-owned subsidiary of the Company, since 1993. Prior to that time, Mr. Gibson was the Director of Modernization of USS-POSCO

Industries, a fabricator of steel products, a position Mr. Gibson held for more than five years. Mr. Gibson is the brother of Fred D. Gibson, Jr.

     David N. Keys was elected a Director of the Company in July 1997. Mr. Keys is the Company's Executive Vice President, Chief Financial Officer, Secretary and Treasurer and has been employed by the Company since 1989. Prior to that time, Mr. Keys, a CPA, CMA and CFM, was with Deloitte, Haskins & Sells (now Deloitte & Touche LLP) for more than five years. Mr. Keys has been a Director of ETI International, Inc., a direct marketing organization, since 1998. Mr. Keys has been a Director of Amfed Financial, Inc., a financial institution (now Wells Fargo Nevada), for more than five years. In 1999, Mr. Keys was appointed to the West Coast Advisory Board of Directors of Factory Mutual Insurance Company (FM Global).

     Jan H. Loeb was elected a Director of the Company in January 1997. Mr. Loeb is a Managing Director of Wasserstein Perella & Co., Inc., a New York-based investment banking firm. He previously provided analyst coverage of American Pacific Corporation to institutional investors and retail brokers. Mr. Loeb was employed by Legg Mason Wood Walker, Inc. from 1991 to 1994, and operated his own firm, Loeb Financial Services, from 1988 to 1991. In 1998 and 2000, the Company engaged Wasserstein Perella & Co., Inc., to perform certain financial advisory services.

     Berlyn D. Miller was elected a Director of the Company in November 1993. Mr. Miller was also a Director of Western Electrochemical Company, the Company's former principal operating subsidiary, from 1989 until 1995. Mr. Miller was the Chairman, President and Chief Executive Officer of ACME Electric of Las Vegas, Nevada, a construction contractor, until 1997, a position he held for more than five years. Mr. Miller is currently President of Berlyn Miller & Associates, a Government relations and business consulting firm. He is also co-owner of Acme Sand and Gravel Co., A-1 Rubber Stamp & Engraving, ASG Contracting and Southwest Sign Systems.

     Norval F. Pohl has been a Director of the Company since 1986. Dr. Pohl was also a Director of Western Electrochemical Company from 1989 until 1995. In October 2000, Dr. Pohl was appointed President of the University of North Texas, where he served as Provost and Executive Vice President from January 1999 through October 2000. He was the Vice President of Finance and Administration of the University of Nevada Las Vegas from 1994 to 1998, and also served as the Dean of the College of Business and Economics from 1986 to 1998. Dr. Pohl is also a Director of the Flagstaff Institute, in Flagstaff, Arizona.

     C. Keith Rooker has been a Director of the Company since 1988. Mr. Rooker was the Executive Vice President of the Company from 1988 to July 1997, and was also a Vice President of the Company from 1985 to 1988 and the Company's Secretary and General Counsel from 1985 to July 1997. Mr. Rooker is a Partner in the Las Vegas, Nevada and Salt Lake City, Utah law firm of Rooker & Gibson. The Company has retained this law firm in the past and during the current fiscal year.

     Victor M. Rosenzweig has been a Director of the Company since 1988. Mr. Rosenzweig has been a Partner in the New York, New York law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP for more than five years. The Company has retained this law firm in the past and during the current fiscal year.

     Thomas A. Turner has been a Director of the Company since 1986. Mr. Turner will be retiring from the Board in March 2001 upon the expiration of his current term. Before his retirement, Mr. Turner was an officer and director of JMA Architects & Engineers, Inc., of Las Vegas, Nevada, for more than five years.

     Dean M. Willard was elected a Director of the Company in January 1997. Mr. Willard is an executive, business owner and investor. He is Chairman and Chief Executive Officer of Permatex, Inc. and its parent company PBT Brands, Inc. Permatex is a leading supplier of functional chemicals to the automotive aftermarket. Mr. Willard is also Chairman and Chief Executive Officer of Automotive Performance Group, a public company that holds an 18% interest in the common stock of PBT Brands, Inc. Mr. Willard serves on the boards of Envision Development Corporation, Interosa Corporation and Zero.net Corporation, companies focused on internet infrastructure. These companies are related as Zero.net is a direct investor of Envision Development and Interosa. Envision Development is also an investor in Interosa. Mr. Willard also serves on the board of Boyds Corporation a majority owned subsidiary of Automotive Performance Group.

     Jane L. Williams was elected a Director of the Company in November 1993. Ms. Williams was also a Director of Western Electrochemical Company from 1989 until 1995. Ms. Williams is the President, Chairman and Chief Executive Officer of TechTrans International of Houston, Texas, a provider of technical language support services, a position she has held since 1993. Before founding TechTrans International, Ms. Williams was a consultant to businesses in the aerospace industry for more than five years.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has established several standing committees, namely, the Executive Committee, the Audit Committee, the Management and Compensation Committee, the Pension Plan Committee, the Environmental Oversight Committee, the Nominating Committee and the Strategic Planning Committee. The membership and functions of these committees are described below.

     Executive Committee. The Executive Committee consists of John R. Gibson, Chairman, Fred D. Gibson, Jr., Norval F. Pohl, Thomas A. Turner, and Berlyn D. Miller. The Executive Committee is authorized to exercise the power and authority of the Board of Directors with respect to the business of the Company to the extent permitted by the General Corporation Law of the State of Delaware. The Executive Committee operates on a standby basis when it is impractical for the Board of Directors to meet or to act by consent in the absence of a meeting. The Executive Committee held four meetings during the Company's fiscal year ended September 30, 2000.

     Audit Committee. The Audit Committee consists of Berlyn D. Miller, Chairman, Norval F. Pohl, Victor M. Rosenzweig, Jan H. Loeb, Dean M. Willard and Jane L. Williams. David N. Keys acts as an ex officio member. See below for the Report of the Audit Committee for the fiscal year ended September 30, 2000. The Audit Committee held five meetings during the Company's fiscal year ended September 30, 2000.

     Management and Compensation Committee. The Management and Compensation Committee consists of Thomas A. Turner, Chairman, Norval F. Pohl, Berlyn D. Miller, Jane L. Williams, Fred D. Gibson, Jr., Dean M. Willard and C. Keith Rooker. John R. Gibson acts as an ex officio member. See below for the Report of the Management and Compensation Committee for the fiscal year ended September 30, 2000. The Management and Compensation Committee held one meeting during the Company's fiscal year ended September 30, 2000.

     Environmental Oversight Committee. The Environmental Oversight Committee consists of Jane L. Williams, Chairman, Thomas A. Turner, Jan H. Loeb, Eugene A. Cafiero, Victor M. Rosenzweig and C. Keith Rooker. The Environmental Oversight Committee oversees the Company's compliance with applicable environmental standards, statutes and regulations. The Environmental Oversight Committee held two meetings during the Company's fiscal year ended September 30, 2000.

     Nominating Committee. The Nominating Committee consists of Norval F. Pohl, Chairman, Eugene A. Cafiero, Fred D. Gibson, Jr., Berlyn D. Miller, and C. Keith Rooker. The function of the Nominating Committee is to identify and propose candidates to serve as Directors of the Company. Proposed nominees for membership on the Board of Directors submitted in writing by stockholders to the Secretary of the Company will be brought to the attention of the Nominating Committee. The Nominating Committee held one meeting during the Company's fiscal year ended September 30, 2000.

     Special Committee. The Special Committee, consisting of Norval F. Pohl, Chairman, Eugene A. Cafiero, Jan H. Loeb, Berlyn D. Miller, C. Keith Rooker, Thomas A. Turner, Jane L. Williams and Dean M. Willard, considered a proposal to purchase the Company by a financial buyer in combination with senior management of the Company. The Special Committee held six meetings during the Company's fiscal year ended September 30, 2000 and one thereafter. Negotiations with respect to the proposal were abandoned in October 2000.

     Pension Plan Committee. The Pension Plan Committee consists of Victor M. Rosenzweig, Chairman, John R. Gibson, Fred D. Gibson, Jr., Eugene A. Cafiero, David N. Keys, Dean M. Willard and Jan H. Loeb. The Pension Plan Committee administers the Company's defined benefit pension and employee stock ownership plans and oversees the performance of the managers of pension plan assets. The Pension Plan Committee held one meeting during the Company's fiscal year ended September 30, 2000.

     Strategic Planning Committee. The Strategic Planning Committee consists of Eugene A. Cafiero, Chairman, Fred D. Gibson, Jr., Berlyn D. Miller, John R. Gibson, David N. Keys, and Dean M. Willard. The Strategic Planning Committee oversees the Company's overall strategic direction and the Company's business plans. The Strategic Planning Committee held four meetings during the Company's fiscal year ended September 30, 2000.

     A total of eight regularly scheduled and special meetings of the Company's Board of Directors was held during the Company's fiscal year ended September 30, 2000. Each Director attended at least 75 percent of the total of such meetings and of the meetings of all committees of the Board of Directors on which such Director served that were held during the period of time he or she was a Director.

MANAGEMENT

Executive Officers

     The persons who were serving as executive officers of the Company as of September 30, 2000 are John R. Gibson, David N. Keys, James J. Peveler, James P. Dyar and Linda G. Ferguson. All officers are elected annually by the Board of Directors and serve at the pleasure of the Board of Directors, or until their respective successors have been duly elected and qualify.

     For certain information concerning John R. Gibson and David N. Keys, see "The Directors," above.

     James J. Peveler, age 64, is the Company's Vice President and General Manager-Utah Operations. From 1989 to July 1997, Mr. Peveler was the President of Western Electrochemical Company. Mr. Peveler is the beneficial owner of 27,308 shares (less than 1%) of the Company's Common Stock (including 24,000 shares subject to options that are exercisable within 60 days after February 2,
2001), with respect to all of which shares he exercises sole investment and voting power.

     James P. Dyar, age 41, is the Company's Vice President. Mr. Dyar is the beneficial owner of 79,115 shares, or 1.1%, of the Company's Common Stock (consisting of 79,000 shares subject to options that are exercisable within 60 days after February 2, 2001), with respect to all of which shares he exercises sole investment and voting power.

     Linda G. Ferguson, age 59, is the Company's Vice President-Administration, and Assistant Secretary. Ms. Ferguson is the sister of Mr. John R. Gibson and Mr. Fred D. Gibson, Jr. Ms. Ferguson is the beneficial owner of 23,031 shares (less than 1%) of the Company's Common Stock (consisting of 16,500 shares subject to options that are exercisable within 60 days after February 2, 2001), with respect to all of which shares she exercises sole investment and voting power.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer (the "Named Executive Officers").

---------------------------------------------------------------------------------------------------------------------
                                                                                                  Long-Term
                                                                                                 Compensation
                                                       Annual Compensation/(1)/                     Awards
                                          ---------------------------------------------------------------------------
Name and                            Fiscal                              Other Annual         Securities Underlying
Principal Position                   Year   Salary ($)  Bonus ($)     Compensation ($)            Options (#)
------------------                  ------  ----------  ---------     ----------------            -----------
John R. Gibson /(2)/                  2000    308,400       ---             ---                         ---
Chairman of the Board, Chief          1999    286,067       ---             ---                      45,000
Executive Officer and President       1998    273,400       ---             ---                         ---

David N. Keys                         2000    258,400       ---             ---                         ---
Executive Vice President, Chief       1999    236,067       ---             ---                      34,000
Financial Officer, Secretary and      1998    223,400       ---             ---                         ---
Treasurer

James J. Peveler                      2000    189,968       ---             ---                         ---
Vice President and General            1999    181,199       ---             ---                       5,000
Manager - Utah Operations             1998    170,600       ---             ---                       5,000

James P. Dyar                         2000    175,033       ---             ---                         ---
Vice President                        1999    169,650       ---             ---                       5,000
                                      1998    164,175       ---             ---                      35,000

Linda G. Ferguson                     2000    109,600       ---             ---                         ---
Vice President - Administration,      1999    104,717       ---             ---                       5,000
Assistant Secretary                   1998    101,871       ---             ---                       4,000
---------------------------------------------------------------------------------------------------------------------

(1) The Company provides automobiles for certain of its executive officers. After reasonable inquiry, the Company has concluded that the aggregate amount of such compensation for any Named Executive Officer does not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the Named Executive Officers.

(2) The cash compensation reported for Mr. John R. Gibson does not include compensation paid to Mr. Gibson's sister, Ms. Ferguson or to Mr. Gibson's son, Jeff Gibson, who is employed in an operating division of the Company.

Employment Agreements

      Mr. John R. Gibson and Mr. Keys are employed under employment agreements entered into in May 1999 and December 1994, respectively, providing for the compensation disclosed above, as well as any future compensation increases.
Each agreement provides for a term of three years, extending automatically, in the absence of notice to the contrary, from year to year up to age 70 for Mr. Gibson and age 65 for Mr. Keys. Each agreement is terminable prior to the expiration of its term upon the death or disability of the executive or, at the Company's election, for "cause" (as defined in the agreement) or due to a material breach by the executive of his obligations under the agreement. In the event of certain Corporate Capital Transactions (as defined in the agreements), Mr. Gibson and Mr. Keys are each entitled to receive all compensation that would have been payable through the expiration dates of the agreements.

Stock Options

     The following tables provide information with respect to the Named Executive Officers, concerning options exercised during the Company's fiscal year ended September 30, 2000, and unexercised options held as of September 30, 2000. No options were granted during the fiscal year ended September 30, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
                       ---------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                 Number of Unexercised                 Value of Unexercised
                                                                    Options at Fiscal               In-the-Money Options at
                                                                        Year-End                       Fiscal Year-End/(1)/
                                                                           (#)                                ($)
                                                           ---------------------------------------------------------------------
                    Shares Acquired on    Value Realized
Name                   Exercise (#)              ($)             Exercisable / Unexercisable        Exercisable / Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
John R. Gibson              7,500             $3,285                 192,500  /  0                         0  /  0
David N. Keys                 ---                ---                 164,000  /  0                         0  /  0
James J. Peveler              ---                ---                  30,000  /  0                         0  /  0
James P. Dyar              12,500             $6,250                  91,500  /  0                         0  /  0
Linda G. Ferguson             ---                ---                  16,500  /  0                         0  /  0
--------------------------------------------------------------------------------------------------------------------------------

(1) On September 30, 2000, the closing price of the Company's Common Stock on the Nasdaq Stock Market(R) was $6.188 per share.

Retirement Benefits

     Under the Company's defined benefit pension plan, eligible employees, including employees who are Directors and executive officers, are entitled to receive a pension benefit based upon their years of service and their "average compensation." The term "average compensation" is defined to be the average of the employee's earnings for the five consecutive years of employment during which the employee's compensation was the highest, subject to applicable limitations provided by law. Prior to January 1, 1994, the applicable limitation on compensation was $200,000, adjusted for inflation. During the calendar year 1993, the $200,000 figure, adjusted for inflation, amounted to $235,840. Tax legislation that became effective on January 1, 1994, reduced this figure to $150,000, subject to adjustment for inflation in future years. The 2000 limitation on compensation was $170,000. The annual retirement benefit provided under the plan is two percent of each employee's "average compensation," plus 0.65 percent of each employee's "average compensation" in excess of the applicable covered compensation, for each year of service, up to
20. The covered compensation is derived from social security tables and depends upon each individual's year of birth. The maximum benefit under the defined benefit pension plan is limited to the lesser of 100 percent of average compensation or the sum of $90,000, as adjusted for inflation. The $90,000 limitation, adjusted for inflation, amounted to $135,000 for the calendar year 2000. Employees become vested in their pension benefits as they complete years of service in the employ of the Company or its subsidiary corporations, and are fully vested after seven years of service with the Company and its subsidiary corporations.

     The following table presents the noncontributory annual benefits payable for life under the Company's pension plan to employees, assuming normal retirement at age 65 during the Company's current fiscal year under a single life annuity. The amounts shown below represent the application of the pension plan formula to the amounts of compensation and years of service shown. The amounts shown below do not include social security benefits upon retirement.
Nor does the Company's pension plan give credit for years of service in excess of 20. Benefits payable under the pension plan must be in compliance with the applicable guidelines or maximums prescribed in the Employee Retirement Income Security Act of 1974, as currently stated or as adjusted from time to time. The amounts shown below do not anticipate future changes in salary levels or inflation. All benefits shown are for an employee born in 1935 (age 65 in 2000). Benefits for employees born later may be lower.

PENSION PLAN TABLE
------------------

----------------------------------------------------------------------------------------------------------------
                                                            Years of Service
                                  ------------------------------------------------------------------------------

       Average Compensation                          15                      20                         25
       --------------------                       -------                 -------                    -------
            $ 125,000                             $46,938                 $62,584                    $62,584
              150,000                              56,876                  75,834                     75,834
              175,000                              60,851                  81,134                     81,134
              200,000                              60,851                  81,134                     81,134
----------------------------------------------------------------------------------------------------------------

     The credited years of service under the pension plan as of September 30, 2000 for each of the Company's Named Executive Officers is as follows: John R. Gibson, 9 years; David N. Keys, 11 years; James J. Peveler, 18 years; James P. Dyar, 10 years; and Linda G. Ferguson, 15 years.

     John R. Gibson and David N. Keys also participate in the American Pacific Corporation Supplemental Executive Retirement Plan (the "SERP"). The SERP provides total annual retirement benefits, including annual retirement benefits provided under the Company's defined benefit pension plan, equal to 60 percent of average compensation. The SERP defines average compensation as the average of the employee's earnings for the three consecutive years of employment during which the employee's compensation was the highest. Vesting in the SERP occurs over a 10-year period subject to meeting certain age plus years of service requirements.

     Assuming ten years of service and meeting the age plus years of service requirements, annual benefits payable in the form of a single life annuity under the SERP at the age of 65 are approximately $99,000 to John R. Gibson and $69,000 to David N. Keys. These annual SERP benefits are in addition to the maximum annual benefits payable after 20 years of service reflected in the above Pension Plan table and do not anticipate future changes in salary levels or inflation. At September 30, 2000, Mr. Gibson and Mr. Keys were 90 percent and 100 percent vested, respectively, in the above annual SERP benefits.

REPORT OF THE MANAGEMENT AND COMPENSATION COMMITTEE

Executive Compensation Principles

     The Company's executive compensation program is based upon guiding principles designed to align executive compensation with the values, objectives, and business and financial performance of the Company, and to motivate the Company's officers and key employees to achieve the Company's goals of providing the Company's stockholders with a competitive return on their investments, while at the same time providing the Company's customers with quality products.
Toward that end, the executive compensation program is designed to achieve the following objectives:

     .    Attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company.

     .    Promote a performance oriented environment that encourages Company and individual achievement.

     .    Reward executive officers for long-term strategic management and the enhancement of stockholder value.

     .    Provide levels of total compensation that are competitive with those provided by other companies with which the Company may compete for executive talent.

Executive Compensation Program

     The Company's executive compensation program consists of both cash and equity-based compensation. The Management and Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern both cash and equity-based compensation. The Management and Compensation Committee is responsible for reviewing the executive compensation program on at least an annual basis to ensure conformance to the Company's executive compensation principles. Annual base salary increases reflect an individual's performance and contribution to the Company over several years.

     Cash Compensation. The base salaries of the Company's Chief Executive Officer and other executive officers as a group were established by the Management and Compensation Committee after considering rates of compensation then being paid by the Company, as well as salary trends and overall performance. Salary levels were also influenced by the Company's continuing focus on cost containment. Consequently, cash compensation paid to executive officers during the September 30, 2000 fiscal year was influenced more by these factors than by compensation levels for comparable positions in the industry. The Company does not have an annual bonus plan. Except as provided in the Company's 2001 and 1997 Stock Option Plans, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, because the Company has not paid, and does not currently anticipate paying, compensation in excess of $1 million per annum to any employee.

     Equity-Based Compensation. The Company's stock option plans are designed to advance the long-term interests of the Company by aligning the long-term interests of the Company's executive officers with those of the Company's stockholders by providing executive officers with an opportunity to build a meaningful equity position in the Company. The Board of Directors or a committee thereof has in the past made grants of stock options to its executive officers. The Management and Compensation Committee may recommend additional grants of stock options in the future. No stock options were granted, re-priced or modified during the Company's fiscal year ended September 30, 2000.

                            MANAGEMENT AND COMPENSATION COMMITTEE

                            Thomas A. Turner, Chairman

                            Fred D. Gibson, Jr.
                            Norval F. Pohl
                            Berlyn D. Miller
                            Dean M. Willard
                            Jane L. Williams
                            C. Keith Rooker

Compensation Of Directors

     Directors of the Company (other than Messrs. John R. Gibson, Keys and Rosenzweig) are compensated at the rate of $2,000 per quarter, plus $700 per meeting of the Company's Board of Directors attended, and $500 per committee meeting attended, and are reimbursed for expenses incurred in attending Directors' meetings. Committee chairmen receive an additional $200 per committee meeting attended and all non-employee members of the Executive Committee receive an additional $250 per month. Mr. Rosenzweig bills the Company at his customary rates for time spent on behalf of the Company (whether as a Director or in the performance of legal services for the Company) and is reimbursed for expenses incurred in attending Directors' meetings.

Compensation Committee Interlocks and Insider Participation

     The Directors who served on the Management and Compensation Committee of the Company during the fiscal year ended September 30, 2000 were John R. Gibson, the Company's Chairman of the Board, Chief Executive Officer and President (solely as an ex officio member), Fred D. Gibson, Jr., C. Keith Rooker, Thomas
A. Turner, Norval F. Pohl, Berlyn D. Miller, Jane L. Williams and Dean M. Willard. (Mr. Fred D. Gibson, Jr. and Mr. C. Keith Rooker are former officers of the Company.)

Indebtedness of Directors and Executive Officers

     On September 28, 1994, Mr. C. Keith Rooker, then the Company's Executive Vice President, borrowed the sum of $96,875 from the Company. Mr. Rooker used the amount borrowed to pay the exercise price of 25,000 options previously granted to him pursuant to the Company's 1988 Incentive Stock Option Plan. Mr. Rooker's loan is evidenced by an unsecured promissory note that bears interest at the prime rate and is payable under a schedule set forth in a settlement and severance agreement with Mr. Rooker. As of December 31, 2000, the balance owing by Mr. Rooker under the promissory note, including accrued interest, was $70,077.

     In 1994, the Company loaned an aggregate of $552,592 to Fred D. Gibson, Jr., then the Company's Chairman, President and Chief Executive Officer. Mr. Gibson's loan is evidenced by an unsecured promissory note that bears interest at the prime rate and is payable on demand. As of December 31, 2000, the balance owing by Mr. Gibson under the promissory note, including accrued interest, was $248,715.

     On June 16, 1993, James J. Peveler borrowed the sum of $100,000 from the Company. On September 27, 1993, Mr. Peveler borrowed an additional $40,000. Mr. Peveler's loans are evidenced by his unsecured promissory notes payable to the Company, which bear interest at the prime rate and are payable upon demand. As of December 31, 2000, the total balance owing by Mr. Peveler in respect of the two loans, including accrued interest, was $213,257.

Transactions with Management and Others

     The Company is the General Partner of Gibson Business Park Associates 1986-1, a Nevada limited partnership (the "Limited Partnership"). The Company owns a 70 percent interest in the capital and profits of the Limited Partnership. The remaining 30 percent is owned as follows: 10 percent by Fred D. Gibson, Jr., 10 percent by C. Keith Rooker, five percent by the estate of the late Audrey B. Gibson (the wife of deceased former officer and Director of the Company James I. Gibson and sister-in-law to Fred D. Gibson, Jr. and John R. Gibson), two percent by James B. Gibson (a nephew of Fred D. Gibson, Jr. and John R. Gibson and former Associate General Counsel of the Company), two percent by Thomas A. Turner, and one percent by Thomas L. War (a former officer and Director of the Company).

     On July 31, 1990, the Company entered into a lease agreement with 3770 Hughes Parkway Associates Limited Partnership, a Nevada limited partnership ("Hughes Parkway"), pursuant to which the Company leased the third floor of a three-story building owned by Hughes Parkway. The Company presently utilizes the third floor of this building as office facilities. Hughes Parkway is a limited partnership of which Howard Hughes Properties, a Delaware limited partnership, is the general partner, and of which the Limited Partnership is the sole limited partner, owning a 33 percent interest in Hughes Parkway. Hughes Parkway financed the cost of construction of the building through contributions from its partners and borrowing from an unrelated lender.

     The Limited Partnership purchased its interest in Hughes Parkway in July 1990, by paying the sum of $1,040,490 in cash. The Company contributed 70 percent of this amount and, accordingly, acquired a 70 percent interest in the Limited Partnership. The remaining 30 percent was contributed by the aforenamed limited partners in the Limited Partnership. The Limited Partnership and the limited partners are individually liable with respect to a portion of the borrowing from the unrelated lender. The partnership agreement for Hughes Parkway provides that if the lease agreement between the Company and Hughes Parkway should be terminated due to a default by the Company, Howard Hughes Properties can purchase the interest of the Limited Partnership in Hughes Parkway at a discount of as much as 25 percent. The Company has agreed to indemnify the Limited Partnership on account of any financial loss it may suffer as a result of this provision. The lease agreement and participation in the Hughes Parkway transaction were approved by the members of the Board of Directors who are not limited partners in the Limited Partnership or related parties.

     In July 2000, the Company retained Wasserstein Perella & Co., Inc. to provide certain financial advisory services. Under this engagement, the Company paid such firm fees and out-of-pocket expenses aggregating $500,000. Mr. Jan H. Loeb, a director, is employed by Wasserstein Perella & Co., Inc.

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the Wilshire 5000 Index, and the Wilshire Chemicals Index.

                      FIVE YEAR CUMULATIVE TOTAL RETURNS


                                                     *    Company Common Stock
                             $300                    **   Wilshire Chemicals
                             $250                    ***  Wilshire 5000
                             $200
                             $150
                             $100
                             $ 50
                             $  0
                                   9/30/95   9/30/96   9/30/97   9/30/98   9/30/99   9/30/00
 *   Company Common Stock           $100      $120      $138      $145      $143      $113
 **  Wilshire Chemicals             $100      $122      $156      $140      $155      $137
 *** Wilshire 5000                  $100      $119      $164      $170      $215      $253

    Total returns assume dividends reinvested on ex-date Fiscal year ending
                                 September 30


INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended September 30, 2000, and has been reappointed to serve as the Company's independent auditors for the fiscal year ending September 30, 2001. See below for the Audit Committee Report for the fiscal year ended September 30, 2000. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions from stockholders.

REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors (the "Board") (a copy of which is attached as Appendix A to this Proxy Statement), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' Listing standards). During fiscal 2000, the Committee met five times.

     In discharging its responsibility for oversight of the audit process, the Audit Committee obtained from the independent auditors, Deloitte & Touche LLP, a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors' independence consistent with the Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that might impact the auditors' objectivity and independence and satisfied itself as to the auditors' independence.

     The Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees", and discussed and reviewed the results of the independent auditors' examination of the financial statements for the year ended September 30, 2000.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2000, with management and the independent auditors. Management has the responsibility for preparation of the Company's financial statements and the independent auditors have the responsibility for examination of those statements.

     Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission.

                            AUDIT COMMITTEE

                            Berlyn D, Miller, Chairman

                            Jan H. Loeb
                            Norval F. Pohl
                            Victor M. Rosenzweig
                            Dean M. Willard
                            Jane L. Williams

ITEM NO. 3 - APPROVAL OF ADOPTION OF 2001 STOCK OPTION PLAN

     The Company does not have the authority to issue any further options under its existing stock option plans. Accordingly, the Board has unanimously approved for submission to a vote of the stockholders a proposal to adopt the Company's 2001 Stock Option Plan (the "2001 Plan"). The purpose of the 2001 Plan is to retain key employees, directors, consultants and advisors to the Company having experience and ability, to attract new employees, directors, advisors and consultants whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. The Board believes that grants of options and other forms of equity participation may become an increasingly important means to retain and compensate employees, directors, advisors and consultants.

     Each option granted pursuant to the 2001 Plan shall be designated at the time of grant as either an "incentive stock option" or as a "nonqualified stock option." A summary of the significant provisions of the 2001 Plan are set forth below. The full text of the 2001 Plan is set forth as Appendix B to this Proxy Statement. This discussion of the 2001 Plan is qualified in its entirety by reference to Appendix B.

Administration of the Plan

     The 2001 Plan will be administered by a Committee consisting of two or more directors who are "Non-Employee Directors" (as such term is defined in Exchange Act Rule 16b-3) and "Outside Directors" (as such term is defined in Section 162(m) of the Code) (the "Committee"). The Committee determines to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible persons, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant.

     The Board is authorized to amend, suspend or terminate the 2001 Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the number of shares that may be issued under the 2001 Plan; (ii) materially increase the benefits accruing to the option holders under the 2001 Plan; (iii) materially modify the requirements as to eligibility for participation in the 2001 Plan; (iv) decrease the exercise price of an option to less than 100% of the Fair Market Value per share of Common Stock on the date of grant thereof, or
(v) extend the term of any option beyond that provided for in Section 5 of the 2001 Plan.

     Unless the 2001 Plan is terminated earlier by the Committee, it will terminate on January 16, 2011.

Common Stock Subject to the 2001 Plan

     The 2001 Plan provides that options may be granted with respect to a total of 350,000 shares of Common Stock. The maximum number of shares of stock that can be subject to options granted under the 2001 Plan to any individual in any calendar year shall not exceed 50,000. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock of the Company, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2001 Plan and in the number and option price of shares subject to outstanding options granted under the 2001 Plan, to the end that after such event each option holder's proportionate interest shall be maintained as immediately before the occurrence of such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 2001 Plan.

Participation

     Any employee, officer or director of, and any consultant or advisor to, the Company or any of its subsidiaries shall be eligible to receive stock options under the 2001 Plan. Only employees of the Company or its subsidiaries shall be eligible to receive incentive stock options.

Option Price

     The exercise price of each option is determined by the Committee, but may not be less than 100% of the Fair Market Value (as defined in the 2001 Plan) of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price may not be less than 110% of the Fair Market Value of the Common Stock covered by the option on the date the option is granted.

Term of Options

     The Committee shall, in its discretion, fix the term of each option, provided that the maximum term of each option shall be 10 years. Incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company shall expire not more than five years after the date of grant. The 2001 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment or engagement or, if the Committee so determines, in the event of a change in control of the Company.

Restrictions on Transfer and Exercise

     Generally, an option may not be transferred or assigned other than by will or the laws of descent and distribution and, during the lifetime of the option holder, may be exercised solely by him. The aggregate Fair Market Value (determined at the time the incentive stock option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year under all incentive stock option plans of the Company and its subsidiaries may not exceed $100,000. The Committee may impose any other conditions to exercise as it deems appropriate.

Registration of Shares

     The Company may file a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock issuable pursuant to the 2001 Plan subsequent to the approval of the 2001 Plan by the Company's stockholders.

Rule 16b-3 Compliance

     In all cases, the terms, provisions, conditions and limitations of the 2001 Plan shall be construed and interpreted consistent with the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Tax Treatment of Incentive Stock Options

     In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the later of
(i) two years after the date of grant or (ii) one year after the exercise of the option, upon any such disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

     If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of
(i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of the Company.

Tax Treatment of Nonqualified Stock Options

     No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and the Company will not be entitled to a tax deduction for such grant.

     Upon the exercise of a nonqualified stock option, the option holder will include in taxable income for Federal income tax purposes the excess in value on the date of exercise of the shares acquired upon exercise of the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder's holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.

     The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Withholding of Tax

     The Company is permitted to deduct and withhold amounts required to satisfy its withholding tax liabilities with respect to its employees.

Option Grants

     Options to purchase shares of Common Stock have not yet been granted pursuant to the 2001 Plan, although it is anticipated that options will be granted in the near future.

Required Vote

     The affirmative vote of the holders of a majority of the Common Stock present (in person or by proxy) and voting is required for approval of the adoption of the 2001 Plan. An abstention, a specific withholding of authority to vote or a "broker non-vote" by a registered holder will not be counted in determining whether the proposal has received the requisite stockholder vote. However, according to New York Stock Exchange rules, brokers will have discretionary authority to vote "for" approval of the adoption of the 2001 Plan in the event voting instructions are not received from their beneficial holders.

Recommendation of the Board of Directors

     The Board recommends a vote "FOR" approval of the adoption of the 2001
Plan.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     In accordance with Securities and Exchange Commission Rule 14(a)(8), if a stockholder wishes to have a proposal considered for inclusion in the Company's 2002 Annual Meeting of Stockholders and accompanying proxy solicitation materials, the proposal must be stated in writing and must be filed with the Secretary of the Corporation on or before October 8, 2001. The Board of Directors will review any proposal that is received by that date and will determine whether it should be included in the Company's 2002 Annual Meeting of Stockholders and proxy solicitation materials.

     The Company has adopted Bylaws establishing procedures for stockholder proposals (other than those made pursuant to Rule 14(a)(8)) and for the nomination of directors by stockholders, which, in the case of an annual stockholders' meeting, require, among other things, notice by a stockholder to the Company not less than 70 days nor more than 90 days prior to the first anniversary of the prior year's annual meeting (for the 2002 annual meeting, not later than January 2, 2002 nor earlier than December 13, 2001). (See the Company's Report on Form 8-K dated November 9, 1999.)

     On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company's proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary date of the date of mailing of the prior year's proxy statement (or date specified in advance notice provisions), then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In accordance with the notice provisions described above, the Company will be permitted to use its discretionary voting authority as outlined above, with respect to the Company's 2002 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal which has not been timely submitted for inclusion in the Company's proxy statement by January 2, 2002.

OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

                              By Order of the Board of Directors



                              David N. Keys, Secretary

Dated:  February 5, 2001

                                  APPENDIX A
                                  ----------


                         American Pacific Corporation
                         ----------------------------
                            Audit Committee Charter
                            -----------------------

              (as adopted by the Board of Directors May 9, 2000)


This charter shall be reviewed, updated and approved annually by the Board of Directors.

Role and Independence
---------------------

The audit committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the Board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of NASDAQ. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors (if applicable), and the management of the corporation. In discharging this oversight role, and its primary responsibilities as defined below, the committee may investigate any matter brought to its attention, with full power, upon consultation with the Board, to retain outside counsel or other experts, as it deems required, for this purpose.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate and the Board of Directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing and/or approving the agenda, presiding over the meetings, making committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner. If the chairperson is not present, the members of the committee may designate a chairperson by majority vote of the committee membership.

Responsibilities
----------------

The audit committee's primary responsibilities include:

Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the auditor's independence.

Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing the audit report, and providing the auditor full access to the committee (and the Board) to report on any and all appropriate matters.

Providing guidance and oversight to the internal audit activities of the corporation including reviewing the organization, plans and results of such activity.


                              Appendix A - Page 1
         2001 Notice of Annual Meeting of Stockholder & Proxy Statement

Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the company's accounting principals and policies as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the Board as to the inclusion of the company's audited financial statements in the Company's annual report on Form 10-K.

Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of the quarterly report on Form 10-Q. This review may be performed by the Committee or its chairperson.

Discussing with management, the internal auditors (if applicable) and the external auditors the quality and adequacy of the Company's internal controls.

Discussing with management the status of pending litigation, taxation matters and other areas of oversight relating to the legal and compliance area as may appropriate.

Reporting audit committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.


                              Appendix A - Page 2
         2001 Notice of Annual Meeting of Stockholder & Proxy Statement

                                  APPENDIX B
                                  ----------


                         AMERICAN PACIFIC CORPORATION

                            2001 STOCK OPTION PLAN


     1.   Purpose of the Plan.

          This 2001 Stock Option Plan (the "Plan") is intended as an incentive, to retain key employees, directors, consultants and advisors to AMERICAN PACIFIC CORPORATION, a Delaware corporation (the "Company"), and any Subsidiary of the Company within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the "Code"), having experience and ability, to attract new employees, directors, consultants and advisors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

          It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the "Incentive Options") while certain other options granted pursuant to the Plan shall be nonqualified stock options (the "Nonqualified Options"). Incentive Options and Nonqualified Options are hereinafter referred to collectively as "Options."

          The Company intends that the Plan meet the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company's tax deductions imposed by Section 162(m) of the Code. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.

     2.   Administration of the Plan.

          The Board of Directors of the Company (the "Board") shall appoint and maintain as administrator of the Plan a Committee (the "Committee") consisting of two or more directors who are "Non-Employee Directors" (as such term is defined in Rule 16b-3) and "Outside Directors" (as such term is defined in
Section 162(m) of the Code), which shall serve at the pleasure of the Board.
The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, to determine the terms and conditions of respective Option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

                              Appendix B - Page 1
        2001 Notice of Annual Meeting of Stockholder & Proxy Statement

          Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

          In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan of Options or Stock as hereinafter defined does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that options granted to the Company's Chief Executive Officer
--------  -------
or to any of the Company's other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

     3.   Designation of Optionees.

          The persons eligible for participation in the Plan as recipients of Options (the "Optionees") shall include employees, officers and directors of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries. In selecting Optionees, and in determining the number of shares to be covered by each Option granted to Optionees, the Committee may consider the office or position held by the Optionee or the Optionee's relationship to the Company, the Optionee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee's length of service, age, promotions, potential and any other factors that the Committee may consider relevant. An Optionee who has been granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

     4.   Stock Reserved for the Plan.

          Subject to adjustment as provided in Section 7 hereof, a total of 350,000 shares of the Company's Common Stock, $0.10 par value per share (the "Stock"), shall be subject to the Plan. The maximum number of shares of Stock that may be subject to options granted under the Plan to any individual in any calendar year shall not exceed 50,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code. The shares of Stock subject to the Plan shall consist of unissued shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain

                              Appendix B - Page 2
        2001 Notice of Annual Meeting of Stockholder & Proxy Statement unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore subject to such Option may be subject to future Options under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

     5.   Terms and Conditions of Options.

          Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (a)  Option Price.  The purchase price of each share of Stock
               ------------
purchasable under any Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided,
                                                                 --------
however, that with respect to an Incentive Option granted to an Optionee who, at
-------
the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The exercise price for each Option shall be subject to adjustment as provided in Section 7 below. "Fair Market Value" means the closing price of publicly traded shares of Stock on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.


          (b)  Option Term.  The term of each Option shall be fixed by the
               -----------
Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

          (c)  Exercisability.  Subject to Section 5(j) hereof, Options shall be
               --------------
exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.

               Upon the occurrence of a "Change in Control" (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part,

                              Appendix B - Page 3
        2001 Notice of Annual Meeting of Stockholder & Proxy Statement as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

               For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

               (i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall nevertheless be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

               (ii) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

               (iii) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

               (iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

               For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the

                              Appendix B - Page 4
        2001 Notice of Annual Meeting of Stockholder & Proxy Statement

Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

          (d) Method of Exercise.  Options to the extent then exercisable may be
              ------------------
exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) that is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee has given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

          (e) Non-transferability of Options.  Options are not transferable and
              ------------------------------
may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee or (ii) a member of the Optionee's immediate family (or a trust for his or her benefit). Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

          (f) Termination by Death.  Unless otherwise determined by the
              --------------------
Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year after the date of such death or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

          (g) Termination by Reason of Disability.  Unless otherwise determined
              -----------------------------------
by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the

                              Appendix B - Page 5

Optionee dies within such one year period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

          (h)  Termination by Reason of Retirement.  Unless otherwise determined
               -----------------------------------
by the Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three months after the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such three month period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option, whichever period is shorter.

          For purposes of this paragraph (h) "Normal Retirement" shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and "Early Retirement" shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

          (i)  Other Termination.  Unless otherwise determined by the Committee
               -----------------
at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of three months after the date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Committee). The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

          (j)  Limit on Value of Incentive Option.  The aggregate Fair Market
               ----------------------------------
Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

          (k)  Transfer of Incentive Option Shares.  The stock option agreement
               -----------------------------------
evidencing any Incentive Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or

                              Appendix B - Page 6
        2001 Notice of Annual Meeting of Stockholder & Proxy Statement shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

     6.   Term of Plan.

          No Option shall be granted pursuant to the Plan on or after January 16, 2011, but Options theretofore granted may extend beyond that date.

     7.   Capital Change of the Company.

          In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee's proportionate interest shall be maintained as immediately before the occurrence of such event.

     8.   Purchase for Investment.

          Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring the shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

     9.   Taxes.

          The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the Plan with respect to the withholding of any taxes or any other tax matters.

     10.  Effective Date of Plan.

          The Plan shall be effective on January 16, 2001, provided the Plan is subsequently approved by majority vote of the Company's stockholders not later than January 15, 2002.

     11.  Amendment and Termination.

          The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee under any Option theretofore granted without the Optionee's consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

          (a) increase the number of shares that may be issued under the Plan, except as is provided in Section 7;

          (b) materially increase the benefits accruing to the Optionees under the Plan;

                              Appendix B - Page 7
        2001 Notice of Annual Meeting of Stockholder & Proxy Statement

          (c) materially modify the requirements as to eligibility for participation in the Plan;

          (d) decrease the exercise price of an Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or

          (e) extend the term of any Option beyond that provided for in Section 5(b).

          The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without the Optionee's consent. The Committee may also substitute new Options for previously granted Options, including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

     12.  Government Regulations.

          The Plan, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

     13.  General Provisions.

          (a)  Certificates.  All certificates for shares of Stock delivered
               ------------
under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

          (b)  Employment Matters.  The adoption of the Plan shall not confer
               ------------------
upon any Optionee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

          (c)  Limitation of Liability. No member of the Board or the Committee,
               -----------------------
or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                              Appendix B - Page 8
        2001 Notice of Annual Meeting of Stockholder & Proxy Statement

          (d)  Registration of Stock. Notwithstanding any other provision in the
               ---------------------
Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or is, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

     14.  Governing Law.

          The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.


                         AMERICAN PACIFIC CORPORATION
                               January 16, 2001

                              Appendix B - Page 9
        2001 Notice of Annual Meeting of Stockholder & Proxy Statement

--------------------------------------------------------------------------------

                         AMERICAN PACIFIC CORPORATION

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
         THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 13, 2001

The undersigned hereby appoints John R. Gibson and David N. Keys, and each of them, with full power of substitution and revocation, the attorneys and proxies of the undersigned to attend and vote all shares of Common Stock of American Pacific Corporation that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of American Pacific Corporation, a Delaware corporation, to be held on March 13, 2001 at 10:30 a.m., local time, at the Las Vegas Country Club, Banquet Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada, and at any adjournment(s) or postponement(s) thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated February 5, 2001.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR PROPOSED IN ITEMS NO. 1 AND 2, FOR THE
      ---                                                          ---
PROPOSAL IN ITEM NO. 3 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                  (Continued and to be signed on other side)

--------------------------------------------------------------------------------

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
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES IN ITEMS NO. 1 AND 2 AND FOR THE PROPOSAL IN ITEM NO. 3.
                                         ---                                       ---

[X]  Please mark your
     votes as in this
     example.

Item No. 1:                                                                                             FOR      WITHHOLD AUTHORITY
                                                               Nominees:  FRED D. GIBSON, JR.           [_]             [_]
To elect Fred D. Gibson, Jr., Berlyn D. Miller and                        BERLYN D. MILLER
Victor M. Rosenzweig as Class C Directors, each to hold                   VICTOR M. ROSENZWEIG
office until the 2003 Annual Meeting of Stockholders and
thereafter until their successors have been duly elected
and qualified.                                                 For, all nominees except as noted below:

                                                               _____________________________________________________________________
                                                               _____________________________________________________________________

Item  No. 2:                                                                                            FOR      WITHHOLD AUTHORITY
                                                               Nominees:  DEAN M. WILLARD               [_]             [_]
To elect Dean M. Willard, John R. Gibson and David N. Keys                JOHN R. GIBSON
as Class A Directors, each to hold office until the 2004                  DAVID N. KEYS
Annual Meeting of Stockholders and thereafter until their
successors have been duly elected and qualified.               For, all nominees except as noted below:

                                                               _____________________________________________________________________
                                                               _____________________________________________________________________

Item  No. 3:                                                                             FOR          AGAINST          ABSTAIN
                                                                                         [_]            [_]             [_]
To approve the adoption of the Company's 2001 Stock Option Plan.

Mark box at right if address change has been noted below. [_]
New Address: _______________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
YOUR VOTE IS IMPORTANT TO US.  PLEASE COMPLETE, DATE AND SIGN THIS  PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Signature(s) of Stockholder(s) _________________________     ____________________________________ Date: ____________________________

Note: Please insert the date and sign your name exactly as it appears hereon. If shares are held jointly, each joint owner should sign. Executors, administrators, trustees, guardians, etc., should so indicate when signing. Corporations should sign full corporate name by an authorized officer. Partnerships should sign partnership name by an authorized person.

                                      THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS.
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